As filed with the Securities and Exchange Commission on August 26, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CARDLYTICS, INC.
(Exact Name of Registrant as Specified in its Charter)

675 Ponce de Leon Avenue NE, Suite 6000
Delaware	Atlanta, Georgia 30308	26-3039436
(State or other jurisdiction of incorporation or organization)	(Address of principal executive offices) (Zip code)	(I.R.S. Employer Identification No.)

2022 Inducement Plan
(Full title of the plan)
Lynne Laube
Cardlytics, Inc.
675 Ponce de Leon Avenue NE, Suite 6000
Atlanta, Georgia 30308
(Name and address of agent for service)
(888) 798-5802
(Telephone number, including area code, of agent for service)

Copies to:
Mark Ballantyne
Eric Jensen
Cooley LLP
1195 Freedom Drive
Reston, VA 20190-5640
(703) 456-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

As filed with the Securities and Exchange Commission on August 26, 2022
Registration No. 333-
PART I
ITEM 1. PLAN INFORMATION
Not required to be filed with this Registration Statement
ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION
Not required to be filed with this Registration Statement
PART II
ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE
The following documents, which have previously been filed by Cardlytics, Inc. (the “Corporation”) with the Securities and Exchange Commission (the “SEC”), are incorporated by reference herein and shall be deemed to be a part hereof:
•the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 1, 2022, as amended by the Form 10-K/A filed with the SEC on May 2, 2022;
•the Corporation’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 2, 2022;
•the Corporation’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, filed with the SEC on August 2, 2022;
•the information specifically incorporated by reference into the 2021 Form 10-K from the Corporation’s definitive proxy statement on Schedule 14A, filed with the SEC on April 11, 2022;
•the Corporation’s Current Reports on Form 8-K filed with the SEC on March 18, 2022, May 24, 2022, June 21, 2022, July 12, 2022, July 20, 2022 (except for the information furnished under Item 2.02 therein) and July 21, 2022; and
•the description of the Corporation’s common stock set forth in the Corporation’s registration statement on Form 8-A filed with the SEC on February 6, 2018.
The Corporation also incorporates by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. Information in such future filings updates and supplements the information provided in this prospectus supplement and the accompanying prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document the Corporation previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.
ITEM 4. DESCRIPTION OF SECURITIES
Not applicable
ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL
None.
ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS
We are incorporated under the laws of the State of Delaware. Section 102 of the Delaware General Corporation Law permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.
Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

As filed with the Securities and Exchange Commission on August 26, 2022
Registration No. 333-
As permitted by the Delaware General Corporation Law, our amended and restated certificate of incorporation and amended and restated bylaws provide that: (1) we are required to indemnify our directors to the fullest extent permitted by the Delaware General Corporation Law; (2) we may, in our discretion, indemnify our officers, employees and agents as set forth in the Delaware General Corporation Law; (3) we are required, upon satisfaction of certain conditions, to advance all expenses incurred by our directors in connection with certain legal proceedings; (4) the rights conferred in the bylaws are not exclusive; and (5) we are authorized to enter into indemnification agreements with our directors, officers, employees and agents.
Our policy is to enter into agreements with our directors that require us to indemnify them against expenses, judgments, fines, settlements and other amounts that any such person becomes legally obligated to pay (including with respect to a derivative action) in connection with any proceeding, whether actual or threatened, to which such person may be made a party by reason of the fact that such person is or was a director or officer of us or any of our affiliates, provided such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, our best interests. These indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder. At present, no litigation or proceeding is pending that involves any of our directors or officers regarding which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.
We maintain a directors’ and officers’ liability insurance policy. The policy insures directors and officers against unindemnified losses arising from certain wrongful acts in their capacities as directors and officers and reimburses us for those losses for which we have lawfully indemnified the directors and officers. The policy contains various exclusions.
ITEM 7. EXEMPTIONS FROM REGISTRATION CLAIMED
Not applicable.
ITEM 8.    EXHIBITS

Exhibit Number		Description
4.1	(1)	Amended and Restated Certificate of Incorporation of the Registrant
4.2	(2)	Amended and Restated Bylaws of the Registrant
4.3	(3)	2022 Inducement Plan
4.4	(4)	Form of option and grant notice and Agreement under 2022 Inducement Plan
4.5	(5)	Form of restricted stock unit grant notice and agreement under 2022 Inducement Plan
4.6	(6)	Specimen stock certificate evidencing shares of Common Stock
5.1	(7)	Opinion of Cooley LLP
23.1	(7)	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm
23.2	(7)	Consent of Cooley LLP (included in Exhibit 5.1)
24.1	(7)	Power of Attorney (included on the signature page of this Form S-8)
107	(7)	Filing Fee Table
(1)Previously filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-222531), filed with the Commission on January 12, 2018, and incorporated by reference herein.
(2)Previously filed as Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-222531), filed with the Commission on January 12, 2018, and incorporated by reference herein.
(3)Previously filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-38386), filed with the Commission on July 20, 2022, and incorporated by reference herein.
(4)Previously filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K (File No. 001-38386), filed with the Commission on July 20, 2022, and incorporated by reference herein.
(5)Previously filed as Exhibit 10.3 to the Registrant’s Current Report on Form 8-K (File No. 001-38386), filed with the Commission on July 20, 2022, and incorporated by reference herein.
(6)Previously filed as Exhibit 4.1 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-222531), filed with the Commission on January 29, 2018, and incorporated by reference herein.
(7)Filed herewith.

As filed with the Securities and Exchange Commission on August 26, 2022
Registration No. 333-
ITEM 9.    UNDERTAKINGS
1.The undersigned registrant hereby undertakes:
(a)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
i. To include any prospectus required by Section 10(a)(3) of the Securities Act;
ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
(b)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
2.The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3.Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on August 26, 2022.

CARDLYTICS, INC.

By:	/s/ Lynne M. Laube
Lynne M. Laube
Chief Executive Officer

As filed with the Securities and Exchange Commission on August 26, 2022
Registration No. 333-
POWER OF ATTORNEY
Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Lynne M. Laube, Nick Lynton and Andrew Christiansen, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lynne M. Laube	Chief Executive Officer and Director	August 26, 2022
Lynne M. Laube	(Principal Executive Officer)

/s/ Andrew Christiansen	Chief Financial Officer	August 26, 2022
Andrew Christiansen	(Principal Financial and Accounting Officer)

/s/ Scott D. Grimes	Executive Chairman	August 26, 2022
Scott D. Grimes

/s/ David L. Adams	Director	August 26, 2022
David L. Adams

/s/ John V. Balen	Lead Independent Director	August 26, 2022
John V. Balen

/s/ Jessica Jensen	Director	August 26, 2022
Jessica Jensen

/s/ John Klinck	Director	August 26, 2022
John Klinck

/s/ Aimée Lapic	Director	August 26, 2022
Aimée Lapic

/s/ Chris Suh	Director	August 26, 2022
Chris Suh

/s/ Tony Weisman	Director	August 26, 2022
Tony Weisman